UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026

GT Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other Jurisdiction of Incorporation)

1-40023	94-1620407
(Commission File Number)	(IRS Employer Identification No.)

N/A1

(Address of Principal Executive Offices and zip code)

(415) 919-4040

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	GTBP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1 Effective as of July 1, 2024, the Company became a fully remote company. We do not maintain a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to the Company’s principal executive offices may be directed to 505 Montgomery Street, 10th Floor, San Francisco, California 94111, or by email to auditcommittee@gtbiopharma.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 14, 2026, GT Biopharma, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of the matters voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of the matters is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 2, 2026.

As of June 30, 2026, the record date for the Annual Meeting, there were 44,338,573 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. A total of 23,357,724 shares of Common Stock, or approximately 52.68% of the eligible shares, were present in person or represented by proxy at the Annual Meeting, constituting a quorum.

1. Proposal to elect four members of the Board of Directors of the Company (the “Board”). The nominees were elected with the following votes:

Director	For	Withheld	Broker Non-Votes
Michael Breen	8,082,303	447,942	14,827,479
Charles J. Casamento	6,792,575	1,737,670	14,827,479
Hilary Kramer	6,734,797	1,795,448	14,827,479
David C. Mun-Gavin	6,763,184	1,767,061	14,827,479

2. The proposal to ratify the appointment of Weinberg & Company, P.A. as the Company’s independent accountants for the year ending December 31, 2026 was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
22,687,907	423,433	246,384	—

3. The proposal to approve, on a non-binding advisory basis, the Company’s executive compensation was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
6,057,507	2,162,518	310,220	14,827,479

4. The proposal to approve an amendment to the Company’s restated certificate of incorporation, as amended, to effect (i) a reverse stock split with respect to the Company’s issued and outstanding Common Stock, including any shares of Common Stock held by the Company as treasury shares, at a ratio in a range of 1-for-10 to 1-for-30, with such ratio to be determined in the discretion of the Board and (ii) a simultaneous reduction of the authorized shares of Common Stock to 25,000,000 and preferred stock to 1,500,000, in each case with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Annual Meeting was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
18,077,466	4,754,281	525,977	—

5. The proposal to approve an amendment to the Company’s 2022 Omnibus Incentive Plan, as amended (the “2022 Plan”) increasing the number of shares available for future awards thereunder by 3,500,000 shares of Common Stock was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
5,538,180	2,714,145	277,920	14,827,479

6. The proposal to approve a second and separate amendment to the 2022 Plan to adopt an evergreen provision providing for an automatic annual increase in the shares available for future awards under the 2022 Plan was approved with the following votes:

For	Against	Abstain	Broker Non-Votes
4,787,992	3,572,304	169,949	14,827,479

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GT BIOPHARMA, INC.

Date: August 14, 2026	By:	/s/ Alan Urban
Alan Urban
Chief Financial Officer